Exhibit 99.1

Press Release

Brett I. Cohen Named Chief Operating Officer of Civitas Solutions, Inc.

BOSTON, Massachusetts, November 12, 2015 – Civitas Solutions, Inc. (NYSE: CIVI) today announced that Brett I. Cohen will join the Company as chief operating officer, a position that has been vacant since Bruce Nardella was promoted to chief executive officer last year. Cohen will assume his new role effective November 30, 2015.

As COO, Cohen, 42, will immediately oversee the company’s services for individuals with intellectual and developmental disabilities and at-risk youth within its human services segment. The company’s specialty rehabilitation services and adult day health operations will continue to report to Nardella in the near term before transitioning to Cohen.

“Brett Cohen is an impressive healthcare executive,” said Nardella. “He is bright, insightful, and extremely well prepared for this role. Healthcare is increasingly more complex, and Brett possesses a terrific ability to digest difficult challenges and effectively develop and execute strategic responses. We are fortunate to add a leader of Brett’s caliber to our team.”

“I am grateful for this opportunity to join a company with an exceptionally compelling mission and a long-standing track record as a trusted provider of community-based services,” said Cohen. “The Civitas team has generated impressive momentum in recent years, and I look forward to working with my new colleagues to expand existing services, explore new paths for growth and innovation, and, most importantly, continue the organization’s pursuit of clinical and service excellence for each individual served.”

Cohen has worked in the healthcare industry for his entire career. Most recently, as corporate vice president, inpatient services for Fresenius Medical Care, Cohen led the turnaround of one of the organization’s divisions. From 2009 to 2012, Cohen served as vice president, operations for Kindred Healthcare, where he was responsible for operations, sales and marketing, and business development for the skilled-nursing and assisted-living facilities in the company’s East Region. His prior experience includes management positions with Enhanced Care Initiatives and UnitedHealth Group.

Cohen earned a B.A. degree in Psychology from Yale University and a M.B.A. in finance and healthcare management from The Wharton School at the University of Pennsylvania.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 35 states.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward looking statements include statements regarding management transition, expansion and growth. These statements are not statements of historical fact. Words such as “estimates”, “expects”, “intends”, “working towards”, “could”, “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the factors described in “Risk Factors” in Civitas’s Form 10-K for the fiscal year ended September 30, 2014. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact

Civitas Solutions, Inc.

Dwight Robson, 617-790-4800 or dwight.robson@civitas-solutions.com

Chief Public Strategy and Marketing Officer